EXHIBIT  11.1

                                 PICO PRODUCTS,  INC.
                          COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)


                                         Three Months           Six Months
                                       Ended January 31,    Ended January 31,
                                     -------------------   -------------------
                                       1996       1995       1996       1995
                                     --------   --------   --------   --------
NET INCOME (LOSS) ATTRIBUTABLE
TO COMMON STOCK                      $   (99)   $   150    $   (97)   $   333
                                     --------   --------   --------   --------
                                     --------   --------   --------   --------

PRIMARY EARNINGS PER SHARE:

  Weighted average number
    of common shares
    outstanding                        3,685      3,636      3,668      3,634

  Dilutive effect of stock
    options and warrants
    after application of
    treasury stock method               -           584       -           642
                                     --------   --------   --------   --------
  Number of shares used to
    compute primary
    earnings (loss)per share           3,685      4,220      3,668      4,276

Primary earnings (loss) per share    $ (0.03)   $  0.04    $ (0.03)   $  0.08
                                     --------   --------   --------   --------
                                     --------   --------   --------   --------


FULLY DILUTED EARNINGS PER SHARE:

  Weighted average number
    of common shares
    outstanding                        3,685      3,636      3,668      3,634

  Dilutive effect of stock
    options and warrants
    after application of
    treasury stock method               -           584       -           642
                                     --------   --------   --------   --------
  Number of shares used to
    compute fully diluted
    earnings (loss) per share          3,685      4,220      3,668      4,276

Fully diluted earnings (loss)per
  share
                                     $ (0.03)   $  0.04    $ (0.03)   $  0.08
                                     --------   --------   --------   --------
                                     --------   --------   --------   --------

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